EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tortoise Sustainable and Social Impact Term Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Sustainable and Social Impact Term Fund for the year ended November 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Sustainable and Social Impact Term Fund for the stated period.

/s/ Matthew G.P. Sallee
Matthew G.P. Sallee
Chief Executive Officer
Tortoise Sustainable and Social Impact Term Fund

Dated: February 7, 2025

/s/ Sean Wickliffe
Sean Wickliffe
Principal Financial Officer and Treasurer
Tortoise Sustainable and Social Impact Term Fund

Dated: February 7, 2025

This certification is being furnished pursuant to Item 13(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Sustainable and Social Impact Term Fund for purposes of Section 18 of the Securities Exchange Act of 1934.